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                                 EXHIBIT 23(d)

                    CONSENT OF RAUSCHER PIERCE REFSNES, INC.


         We hereby consent to (i) the inclusion of our opinion letter, dated November 6, 1996, to the Board of Directors of Homeplex Mortgage Investments Corporation (the "Company") as Appendix E to the Proxy Statement/Prospectus of the Company and (ii) all references to Rauscher Pierce Refsnes, Inc. ("PRR") in the sections captioned "Background of the Merger", "Board of Directors' Recommendation for the Merger" and "Opinion of Financial Advisors of Homeplex" which forms a part of this Registration Statement on Form S-4. In giving such consent, we do not admit that we come within the category of persons whose consent is required under, and we do not admit and we disclaim that we are "experts" for purposes of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.


                                        RAUSCHER PIERCE REFSNES, INC.



                                        By:    /s/ Richard L. Davis
                                           ----------------------------
                                                 Managing Director


Dallas, Texas
November 6, 1996